                                                                  EXHIBIT 10.2.2

EXECUTION COPY





                          ORBITAL SCIENCES CORPORATION




                                SECOND AMENDMENT




                           DATED AS OF MARCH 15, 1996


                                       TO


                                 NOTE AGREEMENT



                            DATED AS OF JUNE 1, 1995






        Re:            $20,000,000 10.50% Senior Notes,
                              Due June 14, 2001

                       SECOND AMENDMENT TO NOTE AGREEMENT
           THIS SECOND AMENDMENT to Note Agreement dated as of March 15,
1996 (the or this "Second Amendment"), is entered into between Orbital Sciences Corporation, a Delaware corporation (the "Company"), and The Northwestern Mutual Life Insurance Company (the "Purchaser").

                                   RECITALS:

           A. The Company and the Purchaser have heretofore entered into the Note Agreement dated as of June 1, 1995 and the First Amendment to Note Agreement dated as of June 30, 1995 (as amended, the "Note Agreement").

           B. On or about November 17, 1995, the Company consummated the acquisition of MacDonald, Dettwiler and Associates Ltd., a corporation incorporated under the laws of Canada ("MacDonald, Dettwiler"), upon the terms and conditions and all as contemplated by that certain Notice of Special Meeting of Shareholders and Holders of the 1988 Employee Share Options and the 1988 Key Employee Share Options of MacDonald, Dettwiler and Associates Ltd. and Management information Circular dated October 6, 1995 (the "Information Circular") relating to the Arrangement Involving MacDonald Dettwiler and Associates Ltd., 3173623 Canada Inc. and the Company (the "MacDonald, Dettwiler Arrangement").

           C. The consummation of the MacDonald, Dettwiler Arrangement would have been prohibited by the terms of the Note Agreement and in consequence thereof, the Company requested the Purchaser to waive application of certain terms of the Note Agreement in order to permit consummation of the MacDonald, Dettwiler Arrangement and within 90 days thereafter enter into a second amendment to the Note Agreement upon terms and conditions acceptable to the Purchaser, for the purpose of amending such of the terms of the Note Agreement as would be necessary in order to permit the acquisition and ownership of MacDonald, Dettwiler on an ongoing basis.

           D. On or about November 17, 1995, the Purchaser entered into such waiver.

           E. The Company and the Purchaser now desire to amend certain of the terms of the Note Agreement in order to (i) permit the acquisition and ownership of MacDonald, Dettwiler on an ongoing basis within the limitations of the Note Agreement, (ii) waive certain other defaults and (iii) permit further actions by the Company.

           F. In consideration of the Purchaser's agreeing to amend the Note Agreement as set forth herein, the Company has paid to the Purchaser a fee equal to $50,000.

           G. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement unless herein defined or the context shall otherwise require.





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
           H. All requirements of law have been fully complied with and all other acts and things necessary to make this Second Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

           NOW, THEREFORE, the Company and the Purchaser, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

SECTION 1.             AMENDMENT.

           Section 1.1. Section 5.1 of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

                 "The Company will preserve and keep in full force and effect, and will cause each Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business, provided that the foregoing shall not prevent any transaction permitted by Section 5.13, and provided, further, that nothing contained in this Section 5.1 shall be deemed or construed to require the Company to maintain the corporate existence of any Subsidiary or to maintain or cause any of its Subsidiaries to maintain any such license or permit if the failure to preserve and keep in full force and effect the corporate existence of such Subsidiary or such permit or license, as the case may be, would not, individually or in the aggregate, materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole."

           Section 1.2. Section 5.8 of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

          "Section 5.8.     Fixed Charges Coverage Ratio.  The Company will at
         all times keep and maintain the Fixed Charges Coverage Ratio at not less than:

                  DURING THE PERIOD                             MINIMUM RATIO LEVEL
               March 31, 1996 through                              1.35 to 1.00
                     June 30, 1996
                  June 30, 1996 and                                1.50 to 1.00"
                     thereafter

           Section 1.3. Section 5.13(c) of the Note Agreement shall be and is hereby amended as follows:





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

          (a)    Clause (3) shall be and is hereby amended in its entirety to
                 read as follows: "(3)     the issue or grant of any right,
                 option or warrant to purchase capital stock of a Subsidiary or other Securities exchangeable for or convertible into capital stock of such Subsidiary to any employee or employees of such Subsidiary, provided that after giving effect to the exercise of such right, option, warrant or other convertible Security, such holders of rights, options, warrants or convertible Securities do not hold in the aggregate more than 10% of the outstanding capital stock of such Subsidiary, provided further that in the case of Magellan Corporation, a Delaware corporation and a Wholly-owned Subsidiary of the Company, after giving effect to the exercise of such right, option, warrant, or other convertible Security, such holders of rights, options, warrants or convertible Securities do not hold in the aggregate more than 15% of the outstanding capital stock of Magellan Corporation; or"

          (b) Clause (5) is hereby amended by substituting a comma for the period and adding the word "or" at the end thereof;

          (c)    A new clause (6) shall be added reading as follows:

                          "(6)    the issue of MacDonald, Dettwiler Preferred
                 Stock by MacDonald, Dettwiler Holdings, in connection with consummation of the MacDonald, Dettwiler Arrangement;"

           Section 1.4. Section 8.1 of the Note Agreement shall be and is hereby amended as follows:

          (a) The following definitions shall be added thereto in alphabetical order:

                          ""MacDonald, Dettwiler Arrangement"  shall mean that
                 certain arrangement involving MacDonald, Dettwiler and Associates Ltd., 3173623 Canada Inc. and the Company as more fully described in that certain Notice of Special Meeting of Shareholders and Holders of the 1988 Employee Share Options and the 1988 Key Employee Share Options of MacDonald, Dettwiler and Associates Ltd. and Management Information Circular dated October 6, 1995, which Arrangement was consummated on November 17, 1995."

                          ""MacDonald, Dettwiler Holdings" shall mean
                 MacDonald, Dettwiler Holdings, Inc. (formerly known as 3173623 Canada Inc.), a corporation incorporated under the laws of Canada."





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

                          ""MacDonald, Dettwiler Preferred Stock" shall mean
                 the Exchangeable Non-Voting Shares of MacDonald, Dettwiler Holdings as provided in the MacDonald Dettwiler Arrangement and the 10,000 shares of Series B Preferred Shares of MacDonald, Dettwiler Holdings, in each case issued in connection with the consummation of the MacDonald, Dettwiler Arrangement."

          (b) The definition of "Consolidated Priority Funded Debt" shall be and is hereby amended in its entirety to read as follows:

                          ""Consolidated Priority Funded Debt" shall mean the
                 sum of (a) Consolidated Secured Funded Debt plus (b) all Funded Debt of the Company's Subsidiaries, plus (c) all preferred stock of Subsidiaries held by Persons other than the Company or any Wholly-owned Subsidiary; provided, that the MacDonald, Dettwiler Preferred Stock issued in connection with the consummation of the MacDonald, Dettwiler Arrangement shall not be included in any calculation of "Consolidated Priority Funded Debt"."

          (c) The definition of "Fixed Charges Coverage Ratio" shall be and is hereby amended in its entirety to read as follows:

                          ""Fixed Charges Coverage Ratio" shall mean (a) during
                 the period from and including March 31, 1996 through and including June 29, 1996, the ratio of Adjusted Consolidated Operating Earnings for the period from and including January 1, 1996 through and including March 31, 1996 to Consolidated Fixed Charges for such fiscal quarter period, (b) during the period from and including June 30, 1996 through and including September 29, 1996, the ratio of Adjusted Consolidated Operating Earnings for the period from and including January 1, 1996 through and including June 30, 1996 to Consolidated Fixed Charges for such two fiscal quarter period, (c) during the period from and including September 30, 1996 through and including December 30, 1996, the ratio of Adjusted Consolidated Operating Earnings for the period from and including January 1, 1996 through and including September 30, 1996 to Consolidated Fixed Charges for such three fiscal quarter period, and (d) during the period from and including December 31, 1996 to the date of payment in full of the Notes, the ratio of Adjusted Consolidated Operating Earnings for the immediately preceding four fiscal quarter period to Consolidated Fixed Charges for such four fiscal quarter period."





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

          (d) Paragraph (e) of the definition of "Restricted Investment" shall be and is hereby amended in its entirety to read as follows:

                          "(e)(1) Investments in commercial paper of
                 corporations organized under the laws of the United States or any state thereof maturing in 360 days or less from the date of issuance which, at the time of acquisition by the Company or any Subsidiary, is accorded a rating of "A-1" or better by Standard & Poor's Ratings Group or "P-1" by Moody's Investors Service, Inc.; and (2) Investments by MacDonald, Dettwiler and Associates Ltd., a corporation incorporated under the laws of Canada ("MDA"), in commercial paper of corporations organized under the laws of Canada or any province thereof maturing in 360 days or less from the date of issuance which, at the time of acquisition by MDA, is accorded the highest rating by Standard & Poor's Ratings Group or by Moody's Investors Service, Inc.;"

          (e) The definition of "Wholly-owned" shall be and is hereby amended in its entirety to read as follows:

                          ""Wholly-owned" when used in connection with any
                 Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Indebtedness for borrowed money shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries, provided, however, that
                 (a) so long as the Company shall own 90% or more of the Voting Stock of ORBCOMM, ORBCOMM shall be deemed to be a Wholly-owned Subsidiary and (b) so long as the Company shall own 100% or more of the Voting Stock of MacDonald, Dettwiler Holdings, MacDonald, Dettwiler Holdings shall be deemed to be a Wholly-owned Subsidiary, notwithstanding that the Company does not own the MacDonald, Dettwiler Preferred Stock, in each such case for all purposes of this Agreement."

SECTION 2.             WAIVER.

           Section 2.1. Upon and by virtue of this Second Amendment becoming effective as herein contemplated, the failure of the Company to comply with the provisions of Section 5.8 (Fixed Charge Coverage Ratio) of the Note Agreement for the period of October 1, 1995 through December 31, 1995 which failure constitutes an Event of Default under the Note Agreement shall be deemed to have been waived by the Purchaser. The Company understands and agrees that the waiver contained in this

Section 2.1 pertains only to the matters and to the extent herein described and not to any other actions of the Company under, or matters arising in connection with, the Note Agreement or to any rights which the Purchaser has arising by virtue of any such other actions or matters.


SECTION 3.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

           Section 3.1. To induce the Purchaser to execute and deliver this Second Amendment, the Company represents and warrants to the Purchaser (which representations shall survive the execution and delivery of this Second Amendment) that:

          (a) this Second Amendment has been duly authorized, executed and delivered by it and this Second Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

          (b) the Note Agreement, as amended by this Second Amendment, constitutes the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

          (c) the execution, delivery and performance by the Company of this Second Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(c);

          (d) as of the date hereof and after giving effect to this Second Amendment, no Default or Event of Default has occurred which is continuing; and

          (e) Exhibit A attached to this Second Amendment correctly describes all of the preferred stock of the Company and its Subsidiaries issued in connection with the MacDonald, Dettwiler Arrangement (as defined herein).





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
SECTION 4.             MISCELLANEOUS.

           Section 4.1. This Second Amendment shall become effective and binding upon the Company and the Purchaser on the date hereof upon the acceptance hereof by the Purchaser in the space below.

           Section 4.2. Except as modified and expressly amended by this Second Amendment, the Note Agreement is in all respects ratified, confirmed and approved and all of the terms, provisions and conditions thereof shall be and remain in full force and effect.

           Section 4.3. The Company agrees to pay all reasonable fees and expenses of the Purchaser and its special counsel in connection with the preparation of this Second Amendment.

           Section 4.4. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Second Amendment may refer to the Note Agreement without making specific reference to this Second Amendment but nevertheless all such references shall include this Second Amendment unless the context otherwise requires.

           Section 4.5. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.

           Section 4.6. This Second Amendment may be executed and delivered in any number of counterparts, each of such counterparts constituting an original, but all together only one Second Amendment.

         IN WITNESS WHEREOF, the Company and the Purchaser have caused this instrument to be executed, all as of the day and year first above written.


                                        ORBITAL SCIENCES CORPORATION

                                        By  /s/ Carlton B. Crenshaw
                                            -------------------------------
                                        Its Executive Vice President and
                                            Chief Financial Officer


Accepted and Agreed to:
                                        THE NORTHWESTERN MUTUAL LIFE
                                        INSURANCE COMPANY

                                        By  /s/ A. Kipp Koester
                                            -------------------------------
                                        Its Vice President





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
                 PREFERRED STOCK ISSUED IN CONNECTION WITH THE
                        MACDONALD, DETTWILER ARRANGEMENT

PREFERRED STOCK ISSUED BY ORBITAL SCIENCES CORPORATION:

                  NUMBER AND DESCRIPTION OF SHARES                   HOLDER
One Share Of Series A Special Voting Preferred Stock, par Value       State Street Exchange and Trust Company
$0.01 per share.  This stock has no liquidation or dividend
rights; it entitles the holder to vote on behalf of the holders of the Macdonald, Dettwiler Holdings Inc. Exchangeable Shares at
meetings of the company's common stockholders.

PREFERRED SHARES ISSUED BY MACDONALD, DETTWILER HOLDINGS INC.:

 10,000 Class B Preferred Shares                                       Canadian Imperial Bank Of Commerce
 2,784,516 Exchangeable Shares                                         Public stockholders
 (1,005,912 shares outstanding
    on March 15, 1996)






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